                                                            Exhibit 12
AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                   Three Months Ended                  Years Ended December 31,
                                                        ____________________________________________________
(Millions)                         March 31, 1997       1996      1995       1994       1993       1992
                                   __________________   ____      ____       ____       ____       ____

Pretax income (loss) from
 continuing operations...........  $  487.9             $ 338.7   $ 726.2    $ 627.5    $(1,014.7) $   145.5

Add back fixed charges...........      78.9               245.1     187.0      170.8        154.7      171.5
Minority interest................       4.0                16.4      16.1       11.4          7.0        8.6
                                   ________             _______   _______    _______    _________  _________

   Income (loss) as adjusted.....  $  570.8             $ 600.2   $ 929.3    $ 809.7    $  (853.0) $   325.6
                                   ________             _______   _______    _______    _________  _________
                                   ________             _______   _______    _______    _________  _________

Fixed charges:
  Interest on indebtedness.......  $   56.0(1)          $ 168.3(1)$ 115.9(1) $  98.6(1) $    77.4  $    81.4
  Portion of rents representative
   of interest factor............      22.9                76.8      71.1       72.2         77.3       90.1
                                   ________             _______   _______    _______    _________  _________

   Total fixed charges...........  $   78.9             $ 245.1   $ 187.0    $ 170.8    $   154.7  $   171.5
                                   ________             _______   _______    _______    _________  _________
                                   ________             _______   _______    _______    _________  _________

Preferred stock dividend
 requirements....................      24.4                41.1         -          -            -          -
                                   ________             _______   _______    _______    _________  _________

Total combined fixed charges
 and preferred stock dividend
 requirements....................  $  103.3             $ 286.2   $ 187.0    $ 170.8    $   154.7  $   171.5
                                   ________             _______   _______    _______    _________  _________
                                   ________             _______   _______    _______    _________  _________

Ratio of earnings to fixed
 charges.........................      7.23                2.45      4.97       4.74        (5.51)      1.90
                                   ________             _______   _______    _______    _________  _________
                                   ________             _______   _______    _______    _________  _________

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends.................      5.53                2.10      4.97       4.74        (5.51)      1.90
                                   ________             _______   _______    _______    _________  _________
                                   ________             _______   _______    _______    _________  _________


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the Company's 1996 Annual Report.)


AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                   Three Months Ended   Year Ended

(Millions)                         March 31, 1997       December 31, 1996
                                   __________________   _________________

Pretax income from continuing
 operations......................  $  449.2             $  335.0

Add back fixed charges...........      77.8                243.8
Minority interest................       4.0                 16.4
                                   ________             ________

   Income as adjusted............  $  531.0             $  595.2
                                   ________             ________
                                   ________             ________

Fixed charges:
  Interest on indebtedness (2)...  $   55.4             $  168.3
  Portion of rents representative
   of interest factor............      22.4                 75.5
                                   ________             ________

   Total fixed charges...........  $   77.8             $  243.8
                                   ________             ________
                                   ________             ________

Preferred stock dividend
 requirements....................         -                    -
                                   ________             ________

Total combined fixed charges
 and preferred stock dividend
 requirements....................  $   77.8             $  243.8
                                   ________             ________
                                   ________             ________

Ratio of earnings to fixed
 charges.........................      6.83                 2.44
                                   ________             ________
                                   ________             ________

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends.................      6.83                 2.44
                                   ________             ________
                                   ________             ________

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the Company's 1996 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the Company's 1996 Annual Report.)
